EXHIBIT 10.1




                 Two-Year Incentive Plan for Executive Officers

     In December 1998, the Board approved a two-year incentive plan for certain members of senior management, which provides, subject to certain adjustments, for a bonus payment in February 2001 equal to each participant's annual salary in the event Apria achieves certain targets with respect to total earnings before interest, taxes, debt service and amortization for 1999 and 2000. Payment of the bonus will be accelerated on a pro rata basis in the event of certain changes of control transactions.